UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2014

COMPUTER PROGRAMS AND SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695 (Address of Principal Executive Offices, including Zip Code)
(251) 639-8100 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board of Directors”) of Computer Programs and Systems, Inc. (the “Company”) adopted the Computer Programs and Systems, Inc. 2014 Incentive Plan (the “Plan”) at a meeting of the Board of Directors held on January 27, 2014 and submitted the Plan for stockholder approval at the 2014 Annual Meeting of Stockholders of the Company on May 15, 2014. The Company’s stockholders approved the Plan at the 2014 Annual Meeting of Stockholders. As disclosed in the Company’s Proxy Statement on Schedule 14A (the “2014 Proxy Statement”) filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”), at a meeting of the Compensation Committee held on January 27, 2014, approved grants pursuant to the Plan of performance share awards to all of the Company’s named executive officers and performance-based cash bonus awards to certain of the Company’s named executive officers, in each case subject to stockholder approval of the Plan.

As disclosed in the Company’s 2014 Proxy Statement, each named executive officer was granted a performance share award, representing a right to receive shares of restricted stock, subject to the satisfaction of performance conditions set forth in a Performance Share Award Agreement entered unto under the Plan. The target number of performance shares, and the corresponding dollar value on the date of grant of such target number of performance shares, for each of the named executive officers were as follows: 5,153 shares, or $300,000, for J. Boyd Douglas; 5,153 shares, or $300,000, for David A. Dye; 3,865 shares, or $225,000, for Troy D. Rosser; 3,865 shares, or $225,000, for Victor S. Schneider; and 1,546 shares, or $90,000, for Lyle E. Hutchison. The actual number of performance shares that each named executive officer will earn and receive is based on the Company’s earnings per share (“EPS”) in 2014 (“2014 EPS”) compared to the Company’s EPS in 2013 (“2013 EPS”). Each named executive officer will receive 100% of his target award amount if the Company’s 2014 EPS is 100% of 2013 EPS, 50% of his target award amount if the Company achieves a minimum, threshold level of performance (2014 EPS is 90% of 2013 EPS), and 150% of his target award amount if the Company achieves a maximum level of performance (2014 EPS equals or exceeds 120% of 2013 EPS). No shares will be issued for performance below the specified threshold amount. The Company will linearly interpolate between each of the performance levels, as set forth in the Performance Share Award Agreements. Following completion of the performance period, the Compensation Committee will determine whether, and to what extent, the performance conditions have been achieved and the number of performance shares that each named executive officer has earned, and the Company shall issue a corresponding number of shares of restricted stock in the name of such individual. Provided that the named executive officer remains in continuous service with the Company on each applicable vesting date, one-third of the performance shares will vest and no longer be subject to forfeiture on each of the first, second and third anniversaries of the vesting commencement date that is selected by the Compensation Committee. The performance share awards were to be forfeited in the event the Company’s stockholders did not approve the Plan at the Company’s 2014 Annual Meeting of Stockholders held on May 15, 2014.

As further disclosed in the Company’s 2014 Proxy Statement, two of the named executive officers of the Company were granted a performance-based cash incentive award subject to the satisfaction of performance conditions set forth in Performance-Based Cash Bonus Award Agreements entered unto under the Plan. The target cash incentive award amount for the named executive officers who received an award was as follows: $284,000 for Mr. Douglas and $227,000 for Mr. Dye. The actual amount of the cash incentive award that each individual will earn and be paid is based on the Company’s net income before interest, income taxes, depreciation and amortization (“EBITDA”) in 2014 (“2014 EBITDA”) compared to the Company’s EBITDA in 2013 (“2013 EBITDA”). Each individual will earn 100% of his target incentive award if the Company’s 2014 EBITDA is 100% of 2013 EBITDA, 50% of his target incentive award if the Company achieves a minimum, threshold level of performance (2014 EBITDA is 90% of 2013 EBITDA), and 150% of his target incentive award if the Company achieves a maximum level of performance (2014 EBITDA equals or exceeds 120% of 2013 EBITDA). No payment will be made for performance below the specified threshold amount. The Company will linearly interpolate between each of the performance levels, as set forth in the Performance-Based Cash Bonus Award Agreements. Following completion of the performance period, the Compensation Committee will determine whether, and to what extent, the performance conditions have been achieved and the amount of the cash incentive award that each individual has earned. The cash incentive awards were to be forfeited in the event the Company’s stockholders did not approve the Plan at the

Company’s 2014 Annual Meeting of Stockholders held on May 15, 2014. The named executive officers earning commission-based compensation did not receive cash incentive awards under the Plan.

A more complete description of the Plan and the terms of the performance share awards and performance-based cash incentive awards granted pursuant to the Plan is included under the captions “Compensation Discussion and Analysis – Annual Cash Incentive Awards,” “Compensation Discussion and Analysis – Equity Incentive Awards” and “Proposal 2 – Approval of the Computer Programs and Systems, Inc. 2014 Incentive Plan” in the Company’s 2014 Proxy Statement, which description is incorporated by reference herein. Additionally, the description of the terms of the Plan and the terms of the above awards contained herein and in the 2014 Proxy Statement is qualified in its entirety by the copy of the Plan and the forms of each of the Performance Share Award Agreement and Performance-Based Cash Bonus Award Agreement, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

At a meeting of the Compensation Committee held on May 15, 2014, the Compensation Committee approved grants pursuant to the Plan of time-based restricted stock awards to all of the Company’s named executive officers as follows: 4,839 shares to Mr. Douglas; 4,839 shares to Mr. Dye; 3,630 shares to Mr. Rosser; 3,630 shares to Mr. Schneider; and 1,452 shares to Mr. Hutchison. The shares of restricted stock vest in three equal installments of one-third (1/3) each on each anniversary of the date of grant, commencing on May 15, 2015, provided that the named executive officer remains employed by the Company or a subsidiary of the Company on the applicable vesting date. The restricted stock will fully vest if the employment of the named executive officer terminates due to death or disability, upon a change in control of the Company or, upon the election by the Compensation Committee in its sole discretion, if the employment of the named executive officer is terminated by the Company without cause. The shares of restricted stock are entitled to voting and dividend rights during the restricted period. The description of the terms of the time-based restricted stock awards contained herein is qualified in its entirety by the terms of the Plan and the terms of the Restricted Stock Award Agreement between the Company and each named executive officer, the form of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

On May 15, 2014, the Board of Directors determined that the position of Vice President-Sales held by Lyle E. Hutchison, a named executive officer of the Company, was no longer designated as an “executive officer” position, as that term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended. Accordingly, as of such date, Mr. Hutchison is no longer an executive officer or a named executive officer of the Company.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) was held on May 15, 2014. Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Class III Directors. The stockholders elected each of the director nominees to serve as Class III directors until the Company’s 2017 annual meeting of stockholders. The two nominees were current Class III directors of the Company who were re-elected. The voting for the directors at the Annual Meeting was as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David A. Dye	8,060,405	846,835	2,201	1,457,705
A. Robert Outlaw, Jr.	8,822,063	85,255	2,123	1,457,705

Proposal 2 – Approval of the 2014 Incentive Plan. The stockholders approved the adoption of the Computer Programs and Systems, Inc. 2014 Incentive Plan. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,680,399	219,087	9,955	1,457,705

Proposal 3 – Approval of the Amended and Restated 2005 Restricted Stock Plan. The stockholders approved the amendment and restatement of the Computer Programs and Systems, Inc. 2005 Restricted Stock Plan. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,733,662	163,286	12,493	1,457,705

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
10,272,510	87,409	7,227

Proposal 5 – Advisory Vote on Executive Compensation. The stockholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2014 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,809,928	89,328	10,185	1,457,705

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
10.1	Computer Programs and Systems, Inc. 2014 Incentive Plan

10.2	Form of Performance Share Award Agreement under the Computer Programs and Systems, Inc. 2014 Incentive Plan

10.3	Form of Performance-Based Cash Bonus Award Agreement under the Computer Programs and Systems, Inc. 2014 Incentive Plan

10.4	Form of Restricted Stock Award Agreement under the Computer Programs and Systems, Inc. 2014 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: May 16, 2014	By:	/s/ David A. Dye
David A. Dye
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
10.1	Computer Programs and Systems, Inc. 2014 Incentive Plan

10.2	Form of Performance Share Award Agreement under the Computer Programs and Systems, Inc. 2014 Incentive Plan

10.3	Form of Performance-Based Cash Bonus Award Agreement under the Computer Programs and Systems, Inc. 2014 Incentive Plan

10.4	Form of Restricted Stock Award Agreement under the Computer Programs and Systems, Inc. 2014 Incentive Plan